UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

VALLON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40034	82-4369909
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
100 N.18th Street, Suite 300
Philadelphia, PA 19103
(Address of principal executive offices and zip code)

(267) 207-3606
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VLON	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2022, Penny S. Toren's position as Senior Vice President, Regulatory Affairs & Project Management of Vallon Pharmaceuticals, Inc. (the "Company") was eliminated, effective immediately, as part of the Company's effort to streamline its operations in order to preserve its capital and cash resources and not as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices or in any way for cause. The Company continues to work with its existing outside regulatory consultants to manage all submissions to and interactions with regulatory agencies, including the U.S. Food and Drug Administration.

As a result of the elimination of Ms. Toren’s position, she will be entitled to six months of severance in accordance with the terms, and subject to the conditions, of her employment agreement, which was previously filed with the Securities and Exchange Commission.

Item 8.01    Other Events.

On April 22, 2022, the Company issued a press release announcing the retention of Ladenburg Thalmann & Co. Inc., as strategic financial advisors to the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Vallon Pharmaceuticals, Inc., dated April 22, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2022	VALLON PHARMACEUTICALS, INC.
By: /s/ Leanne Kelly
Leanne Kelly
Chief Financial Officer